                                                                   EXHIBIT 10.13

                             ACQUISITION AGREEMENT

     This Acquisition Agreement (this "Agreement") is effective as of February 1, 2001 (the "Effective Date") between EarthLink, Inc., a Delaware corporation ("EarthLink"), and Netpliance, Inc., a Delaware corporation. ("Seller"). Each of EarthLink and Seller are sometimes referred to as a "Party".

                                   RECITALS
                                   --------

     1. Seller is the owner of all right, title and interest in and to the assets described in Exhibit A hereto (the "Transferred Assets") which assets are
                    ---------
used in or related to Seller's Internet service provider business (the "Business"), and

     2. Seller desires to sell and assign the Transferred Assets to EarthLink and EarthLink desires to purchase from Seller the Transferred Assets, all on the terms and subject to the conditions set forth in this Agreement.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT
                                   ---------

1.   DEFINITIONS.  The following terms shall have the following meanings in this
     -----------
Agreement.

     "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

     "Bounty" means the amount that EarthLink will pay Seller for each Qualified Member provided by Seller as specifically set forth in Exhibit A
                                                                  ---------

     "Broadband Subscriber" means any Person that gains access to any Internet related services through Seller via an Integrated Services Digital Network
(ISDN), Frame Relay, T-1, ADSL, SDSL, Cable, Ethernet or any other transport mechanism. A listing of all Broadband Subscribers is attached on Exhibit A.
                                                                 ---------

     "Dial-up Subscriber" means any Person that gains access to any Internet-related services through Seller via the public switch telephone network. A listing of all Dial-up Subscribers is attached on Exhibit A.
                                                  ---------

     "Domain Names" shall mean the Internet domain names listed on Exhibit A
                                                                   ---------
hereto.

CONFIDENTIAL

     "EarthLink Member" means any authorized user of the EarthLink Service who has contracted with EarthLink for the use of the EarthLink Service.

     "EarthLink Service" means EarthLink's broadband and/or narrowband dial-up Internet access service and/or Web Hosting Service.

     "Opt-out Date" means the date between the Effective Date and the Subscriber Transition Commencement Date specified in Seller's notice to Subscribers as described in Section 2.1.2 of this Agreement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any governmental body.

     "Qualified Member" means an EarthLink Member who pays EarthLink the full and recurring standard access fee for the EarthLink Service for at least two (2) consecutive months.

     "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any governmental body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or any common law.

     "Subscriber" means collectively any Broadband Subscriber and Dial-up Subscriber.

     "Subscriber Transition Commencement Date" means the date on which the transfer of Subscribers from Seller's system onto EarthLink's system begins.

     "Subscriber Transition End Date" means the date on which the transfer of Subscribers from Seller's systems onto EarthLink's systems is completed and EarthLink begins to provide Internet services to such Subscribers, which shall occur no later than March 31, 2001.

     "Transition Period" means the period between the Effective Date and the Subscriber Transition End Date. The components of the Transition Period are set forth on Exhibit C.
         ---------

2.   DUTIES AND OBLIGATIONS OF THE PARTIES.
     -------------------------------------

     2.1  Duties and Obligations of Seller.  In connection with this Agreement,
          --------------------------------
Seller shall have the following duties and obligations:

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          2.1.1 Sale of Transferred Assets.  In exchange for the payment
                --------------------------
described in Section 2.2.1, Seller hereby sells, conveys, grants, assigns, transfers and delivers to EarthLink and its successors and assigns, free and clear of any and all liens, claims, charges and encumbrances, all of Seller's right, title and interest in and to the Transferred Assets.

          2.1.2 Notification Email and Opt-out Provision.  On or before the
                ----------------------------------------
Subscriber Transition Commencement Date, Seller will send an e-mail to all Subscribers notifying all Subscribers that (a) Seller is in the process of selling its accounts to EarthLink, (b) Seller will terminate service to all Subscribers as of the Subscriber Transition End Date, (c) each Subscriber will have the opportunity to opt out of the transfer of the Subscriber's account to EarthLink by notifying Seller by means of a specified procedure on or before the Opt-out Date, (d) each Subscriber who opts out on or before the transfer will need to find an Internet service provider other than Seller, (e) the accounts of all Subscribers who do not opt out on or before the Opt-out Date will be transferred to EarthLink, (f) each Subscriber will be given an opportunity to review EarthLink's Internet Service Agreement by means of a hyperlink to such agreement prominently displayed in the e-mail, (g) unless a Subscriber opts out of the transfer, each Subscriber shall be deemed to be bound by the terms and conditions of the EarthLink Internet Services Agreement.

          2.1.3 Opt-out Follow Up. On or before the Opt-out Date, Seller shall
                -----------------
send a follow-up e-mail to all Subscribers with substantially the same content as the e-mail referred to in Section 2.1.2 above.

          2.1.4 Forward Subscribers Email. Seller will forward each Subscriber's
                -------------------------
e-mail for a period of thirty (30) days after the Subscriber Transition End Date, to such Subscriber's new EarthLink e-mail address. Seller will collaborate with Earthlink to ensure an orderly transition of e-mail services to Earthlink. Seller will also include in such e-mail other text requested by EarthLink that is mutually agreed-upon by the parties.

          2.1.5 Operation of the Business During the Transition Period. Except
                ------------------------------------------------------
as expressly permitted or required hereby, at all times during the Transition Period, Seller will continue to operate the Business in the ordinary course consistent with past practice (including, without limitation, with regard to billing and collection practices and efforts to retain existing Subscribers and to obtain new Subscribers) and will not engage in any practice, take any action, embark on any course of action or enter into any transaction outside the ordinary course of the Business, and Seller shall operate the Business in accordance with the terms of the Business' licenses and in all material respects with all applicable governmental requirements. In relation to the Business and except as expressly contemplated by this Agreement and without limiting the generality of the foregoing, during the Transition Period Seller will take all actions reasonably necessary to effectuate a transfer of the Transferred Assets and will not: (a) sell, lease, license or otherwise dispose of any of the Transferred Assets; (b) suffer or permit any encumbrance to arise or be granted or created against or upon any of the Transferred Assets; (c) sell, assign, pledge, mortgage or otherwise transfer, or suffer any damage, destruction or loss (whether or not covered

CONFIDENTIAL


by insurance) to, any of the Transferred Assets; (d) with regard to the Transferred Assets, make any acquisitions or capital expenditures, including, without limitation, replacements of equipment described on Exhibit A in the
                                                           ---------
ordinary course of the Business, or enter into commitments therefore, except for such capital expenditures or commitments therefore which have been approved by the prior written consent of EarthLink; (e) make or enter into any material vendor, supply, sales, distribution, franchise, or other agreement related to the Transferred Assets without first obtaining the prior written consent of EarthLink; (f) amend, terminate or fail to renew any contract (including, without limitation, any Subscriber contracts), agreement, lease, franchise, license or other agreement related to the Transferred Assets without first obtaining the prior written consent of EarthLink; (g) with regard to the Transferred Assets, waive any accounts receivable or outstanding bills, discount future bills or provide any services without payment; (h) enter into any credit arrangement or assume any debt obligation related to the Transferred Assets; (i) enter into any transaction or agreement relating to the Transferred Assets that would have a material adverse effect on the Transferred Assets; or (j) agree or commit to do any of the foregoing.

          2.1.6 Preservation of Transferred Assets. Except as expressly
                ----------------------------------
permitted or required hereby, at all times during the Transition Period, Seller will use all commercially reasonable efforts to keep the Transferred Assets substantially intact, including, without limitation, the present Internet service provider operations, physical facilities, working conditions, rights and franchises and relationships with Subscribers, lessors, licensers, suppliers, customers and employees. Until the Subscriber Transition End Date, Seller will continue to provide support services to all Subscribers consistent with its existing services, including handling inquiries about the transition.

          2.1.7 Performance of Obligations. Seller agrees to (a) during all
                --------------------------
times prior to the Subscriber Transition End Date, to perform in full any obligations or agreements existing between Seller and any third party relating to the Transferred Assets and to extinguish any indebtedness owing by Seller to any third party related to the Transferred Assets, and (b) for a period of three
(3) months after the Subscriber Transition End Date, not to commence any voluntary bankruptcy proceeding.

          2.1.8 Notice of Developments. During the Transition Period, Seller
                ----------------------
will give prompt written notice to EarthLink of any material development affecting the Transferred Assets, including liabilities, business, financial condition, operations, contracts (including, without limitation, the Subscriber contracts), or results of operations.

          2.1.9 Access. At all times during the Transition Period, Seller will
                ------
provide representatives of EarthLink with reasonable access to the relevant personnel, officers, agents, employees, assets (including, without limitation, the Transferred Assets and any equipment used in relation to the Transferred Assets), properties, titles, contracts (including, without limitation, Subscriber contracts), books, records (including, without limitation, tax records), files and

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CONFIDENTIAL


documents (including, without limitation, financial, tax basis, budget projections, auditors' work papers and such other information as EarthLink may reasonably request), customers, suppliers, legal counsel, independent auditors and other representatives of or pertaining to the Transferred Assets.

          2.1.10 Taxes. Seller shall agrees to retain and pay when due all of
                 -----
its liabilities and any transfer taxes, bulk sales or similar taxes that may be imposed upon the transfer and sale of the Transferred Assets pursuant to this Agreement. Seller is solely responsible for all taxes on Bounties paid to Seller under this Agreement by EarthLink, including all state and local use, sales, property (ad valorem) and similar taxes.

          2.1.11 Expenses. Seller agrees that all expenses incurred by the
                 --------
Business during the Transition Period shall be discharged by, and be the obligation of, Seller.

          2.1.12 Web Content. The parties acknowledge that Seller currently
                 -----------
provides content to Subscribers. Earthlink acknowledges that Seller content may consist of (a) content substantially similar to the content delivered as of the Effective Date in the form of the "Netpliance portal," or (b) fixed hyperlinks to Earthlink Web pages.

          2.1.13 Consents.  Seller shall deliver any and all consents reasonably
                 --------
necessary for the execution, delivery and performance of this Agreement.

     2.2  Duties and Obligations of EarthLink.  In connection with this
          ------------------------------------
Agreement, EarthLink shall have the following duties and obligations:

          2.2.1 Bounty Payment. EarthLink shall pay Seller a Bounty for each of
                --------------
Seller's Subscribers that becomes a Qualified EarthLink Member. The total purchase price for the Transferred Assets shall be equal to the Bounty, as set forth in Exhibit A, times the total number of Seller's existing Subscribers that become EarthLink Qualified Members (the "Purchase Price"). The Purchase Price shall be payable to Seller in two payments as follows:

                a. First Payment. Promptly after Seller's Subscriber database is
                   -------------
                   merged into Earthlink's subscriber database, , EarthLink shall pay one half of the estimated Purchase Price, $4,375,000 (the "First Payment") by wire transfer of funds to Seller's account as set forth on Exhibit B hereto (the
                                                       ---------
                   "Seller's Account").

                b. Final Payment. EarthLink shall determine the number of actual
                   -------------
                   Qualified Members after two monthly billing cycles. After that determination, EarthLink shall pay the balance of the Purchase Price ("Final Payment") by wire transfer to the Seller's Account.

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CONFIDENTIAL


          2.2.2 [Reserved]
                 --------

          2.2.3 Notification; Email Support.  EarthLink shall cooperate in the
                ---------------------------
preparation of the e-mail notices contemplated in Sections 2.1.2 and 2.1.3 above, including, without limitation, providing Seller with any requested text, providing Seller with relevant information requested by Seller and answering any questions of Seller with respect to such notices.

     2.3  Press Release. No Party shall issue a press release or similar
          -------------
public announcement of any kind regarding this Agreement without the prior written approval of the other Party.

3.   REPRESENTATIONS AND WARRANTIES.
     -------------------------------

     3.1  Representations and Warranties of Seller.  Seller represents and
          ----------------------------------------
warrants to EarthLink as follows:

          3.1.1 Due Organization.  Seller is a corporation duly organized,
                ----------------
validly existing, and in good standing under the laws of Delaware, and has full corporate power and authority to own and lease its properties and assets and to carry on its business as now conducted. Seller is qualified to do business in all other jurisdictions where such qualification would be required as a result of Seller's ownership and operation of the Business and the Transferred Assets, except where the failure to be so qualified does not and would not reasonably be expected to have a material adverse effect on the Business or the Transferred Assets.

          3.1.2 Due Authorization.  Seller has full power and authority to
                -----------------
execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "Equitable Exceptions"). The execution, delivery, and performance of this Agreement (as well as any other instruments, agreements, certificates, or other documents contemplated hereby) by Seller, does not (i) violate any Requirements of Laws or any court order of any governmental body applicable to Seller, or Seller's property, (ii) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which Seller is a party, or by which Seller or any of Seller's property is bound, (iii) permit the acceleration of the maturity of any material indebtedness of, or indebtedness secured by the property of Seller which will not be paid in full as of the date of this Agreement, (iv) violate or conflict with any provision of the charter or bylaws of Seller, or (v) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental body or other third party.

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          3.1.3 Transferred Assets.  Seller has full and unrestricted legal
                ------------------
title to the Transferred Assets and all revenue generated by the Transferred Assets, free and clear of any and all liens, claims, revenue sharing or referral fees, charges, encumbrances or restrictions of any kind, and upon EarthLink's receipt of the Transferred Assets, EarthLink shall own the Transferred Assets, free and clear of any liens, claims, charges, encumbrances or restrictions of any kind. All the information relating to the Transferred Assets set forth on Exhibit A is true and accurate in all material respects.
---------

          3.1.4 Claims.  There are no claims, actions, suits, proceedings, or
                ------
investigations pending or, to the best knowledge and belief of Seller, threatened against or affecting Seller relating to the Transferred Assets, at law or in equity, before or by any court, municipality or other governmental body which, if adversely determined, would individually or in the aggregate have a material adverse effect on the Transferred Assets. Except as previously disclosed to EarthLink, Seller has not been and Seller is not now, subject to any court order, stipulation, or consent of or with any court or governmental body. No inquiry, action or proceeding has been instituted or, to the best knowledge of Seller, threatened or asserted against Seller to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the best knowledge of Seller, there is no basis for any such valid claim or action.

     3.2  Representations and Warranties of EarthLink.  EarthLink represents and
          -------------------------------------------
warrants to Seller as follows:

          3.2.1 Due Organization.  EarthLink is a corporation duly organized,
                ----------------
validly existing, and in good standing under the laws of the state of Delaware and has full corporate power and authority to carry on its business as now conducted.

          3.2.2 Due Authorization.  EarthLink has full power and authority to
                -----------------
execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EarthLink and constitutes the valid and binding obligations of EarthLink, enforceable in accordance with its terms, except to the extent that enforceability may be limited by the Equitable Exceptions.

4.   COVENANTS.
     ---------

     4.1 Non-Compete.  Seller agrees that, for a period of two (2) years after
         ------------
the Subscriber Transition End Date, neither it nor its Affiliates will, without the prior written consent of EarthLink, either individually, or in partnership or jointly or in conjunction with any Person as principal, agent, employee or shareholder or in any other manner whatsoever, (i) contact or solicit any Subscribers or other customers of EarthLink (directly or indirectly) for the purpose of diverting any existing or future business of such Subscribers or other customers to a competing source, (ii) contact or solicit any employees of, or vendors to, EarthLink (directly or indirectly) for the

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CONFIDENTIAL

purpose of causing, inviting or encouraging any such employee or vendor to alter or terminate his, her or its employment or business relationship with EarthLink or (iii) willfully and tortiously make any public statement or perform or do any other act intentionally prejudicial or injurious to the reputation or goodwill of EarthLink or otherwise interfere with the business of EarthLink or any of its Affiliates.

     4.2 Post-Transition Conduct.  During the period commencing on the
         -----------------------
Subscriber Transition End Date and expiring on the earlier of (i) the two (2) year anniversary of the Subscriber Transition End Date or (ii) the liquidation and dissolution of Seller, Seller will refer all customer inquiries relating to the Transferred Assets to EarthLink, or its Affiliates, at the direction of EarthLink. During the period commencing on the Effective Date and expiring on the earlier of the two (2) year anniversary of the Effective Date or the liquidation and dissolution of Seller, Seller will not take any intentional action that primarily is designed or intended to have the effect of discouraging any Subscriber, lessor, licensor, or supplier of Seller from maintaining the same business relations with EarthLink (or to another Person at the direction of EarthLink) after the date hereof as it maintained with Seller prior to the date hereof.

5.   CONFIDENTIALITY.  Except as otherwise provided in this Agreement, Seller
     ---------------
and EarthLink each agree that all information communicated to one by the other or the other's affiliates, whether before or after the Effective Date, will be received in strict confidence, will be used only for purposes of this Agreement and will not be disclosed by the recipient Party, its agents, subcontractors or employees without the prior written consent of the other Party. Each Party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, including, without limitation, the terms of this Agreement, except as required by legal, accounting, securities exchange, or regulatory requirements; provided, however, that if any information (including the terms of this Agreement) is required to be disclosed to any third party as described herein, the recipient Party will contact the other Party prior to any third party disclosure and such other Party shall have a reasonable opportunity to prevent or limit the third party disclosure. The provisions of this Section shall survive the expiration or termination of this Agreement for any reason.

6.   LIABILITY, INDEMNIFICATION AND RIGHT OF OFFSET.
     ----------------------------------------------

     6.1  No Assumption of Liabilities.  EarthLink shall not assume or be liable
          ----------------------------
for, and Seller shall retain and remain responsible for, all of Seller's and the Business's debts, liabilities and obligations of any nature whatsoever including, without limitation, all prepaid accounts, all contracts, capital leases, operating leases and Subscriber credits and/or refunds, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Transferred Assets or otherwise, and regardless of when asserted. Seller shall not assume or be liable for, and EarthLink shall retain and remain responsible for, all debts, liabilities and obligations of any nature whatsoever incurred by EarthLink (or any EarthLink agent or Affiliate) following the Effective Date with regard to the Transferred Assets.

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     6.2  Indemnification.  Seller agrees to indemnify and hold harmless
          ---------------
EarthLink, and each officer, director, and Affiliate of EarthLink, including without limitation any successor of EarthLink (collectively, the "EarthLink Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in connection with any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the EarthLink Indemnified Parties may sustain, or to which any of the EarthLink Indemnified Parties may be subjected, arising out of (a) any misrepresentation, breach or default by Seller of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (b) any noncompliance with the provisions of any applicable bulk sales law or regulation; or (c) any liability or obligation of Seller arising out of the conduct of the Business prior to the Effective Date, whether or not disclosed herein and any claim or claims made against EarthLink arising out of liabilities or asserted liabilities of Seller or its Affiliates which may be asserted against EarthLink as successor to the Transferred Assets. EarthLink agrees to indemnify and hold harmless Seller, and each officer, director, and Affiliate of Seller, including without limitation any successor of Seller (collectively, the "Seller Indemnified Parties") from and against any and all Indemnifiable Costs which any of the Seller Indemnified Parties may sustain, or to which any of the Seller Indemnified Parties may be subjected, related to any liability or obligation arising out of EarthLink's use of the Transferred Assets following the Effective Date. Notwithstanding anything herein to the contrary, neither Party shall be liable to the other for any Indemnification Costs (as calculated in the aggregate) in excess of the amount paid or payable by EarthLink to Seller hereunder.

     6.3  Right of Offset. In the event that prior to the date of payment of all
          ---------------
of the Purchase Price, the Indemnified Parties seek indemnification from Seller under Section 6.2 hereof as a result of, including but not limited to incorrect or inaccurate information regarding Transferred Assets and undisclosed liens, claims, revenue sharing or referral fees, charges, encumbrances or restrictions of any kind upon EarthLink's receipt of the Transferred Assets, then EarthLink, in lieu of receiving a cash payment from Seller in satisfaction of Seller's indemnification obligations under Section 6.2 hereof, may in good faith elect to offset against the unpaid Purchase Price the amount of any claim or loss upon written notice to Seller describing the amount withheld and a detailed description of the matter giving rise to such offset.

     6.4 WITH THE EXCEPTION OF THE WARRANTIES HEREIN, SELLER DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE TRANSFERRED ASSETS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE. EXCEPT FOR CLAIMS ARISING UNDER SECTION 5 OR PAYMENTS OBLIGATIONS ARISING UNDER SECTION 2.2 OR 6.2, NETHER PARTY WILL BE LIABLE FOR ANY PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THIS AGREEMENT, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), INTENDED CONDUCT OR OTHERWISE,

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INCLUDING WITHOUT LIMITATION, DAMAGES RELATING TO THE LOSS OF PROFITS, INCOME OR
GOODWILL, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY
OF SUCH DAMAGES. EXCEPT FOR DAMAGES ARISING UNDER A BREACH OF SECTION 5, NEITHER PARTY'S LIABILITY TO THE OTHER SHALL EXCEED THE AMOUNT PAID OR PAYABLE BY EARTHLINK TO SELLER HEREUNDER.

7.   GENERAL PROVISIONS.
     ------------------

     7.1  Entire Agreement. The Agreement, including any exhibits attached
          ----------------
hereto, constitutes the entire understanding and agreement with respect to its subject matter, and supersedes any and all prior or contemporaneous representations, understandings and agreements whether oral or written between the Parties relating to the subject matter of this Agreement, all of which are merged in this Agreement. The Agreement shall not be revised, amended, or in any way modified except in writing executed by both Parties.

     7.2  Waivers. The waiver by any Party of any of its rights or breaches of
          -------
the other Party under this Agreement in a particular instance shall not be construed as a waiver of the same or different rights or breaches in subsequent instances. All remedies, rights, undertakings and obligations hereunder shall be cumulative and none shall operate as a limitation of any other remedy, right, undertaking or obligation thereof. No failure or delay by any Party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege.

     7.3  Expenses. Each of the parties shall bear all costs, charges and
          --------
expenses incurred by such Party in connection with this Agreement and the consummation of the transactions contemplated herein.

     7.4  Binding Effect; Assignment.  This Agreement shall be binding upon and
          --------------------------
inure to the benefit of Seller and EarthLink and each of their respective heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by Seller without the prior written consent of EarthLink. This Agreement shall be assignable by EarthLink to any of its Affiliates without the prior written consent of Seller.

     7.5  Governing Law. The laws of Georgia shall govern this Agreement without
          -------------
giving effect to applicable conflict of laws provisions. In the event any litigation or other proceeding is brought by either Party in connection with this Agreement, the prevailing Party in such litigation or other proceeding shall be entitled to recover from the other Party all reasonable costs, attorneys' fees and other expenses incurred by such prevailing Party in such litigation.

     7.6  Effects of Expiration or Termination.  Upon the expiration or
          ------------------------------------
termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, except

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the rights and obligations under Sections 2.3, 4, 5, 6 and 7 herein shall survive expiration or termination of the Agreement.

     7.7  Severability of Provisions.  In the event that any provision of this
          --------------------------
Agreement is found to be invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     7.8  Notices.  All notices or other communications hereunder shall be in
          -------
writing and shall be delivered by hand, facsimile or sent, postage prepaid, by registered or certified mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or, if mailed, five days after mailing (one business day in the case of overnight courier) addressed to the intended recipient as set forth below:

          If to Seller:      Netpliance, Inc.

                             7501B N. Capital of Texas Hwy.

                             Austin, Texas 78703

                             Attn. Legal Department

          If to EarthLink:   Cliff Bryant
                             Director of Acquisitions
                             EarthLink, Inc.
                             Suite 400
                             1430 West Peachtree Street, NW
                             Atlanta, GA 30309

          with copies to:    EarthLink, Inc.
                             Suite 400
                             1430 West Peachtree Street, NW
                             Atlanta, GA 30309
                             Attn: Legal Department

                                       11
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Each of the Parties has executed this Agreement as of the Effective Date.

                              EARTHLINK:
                              ---------

                              EARTHLINK, INC.


                              ______________________________
                              By:___________________________
                              Title:________________________
                              Date:_________________________

                              SELLER:
                              ------

                              NETPLIANCE, INC.



                              ______________________________
                              By:___________________________
                              Title:________________________
                              Date:_________________________

                                       12
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                                   Exhibit A
                                   ---------

                              TRANSFERRED ASSETS


A.  Subscribers.
    -----------

------------------------------------------------------------------------
                              Number of                Applicable Bounty
  Subscriber Category     Subscribers as of            per Qualified
                              01/29/01                     Member
------------------------------------------------------------------------
Dial-Up                        50,000                       $175
------------------------------------------------------------------------
Broadband                        0                           $0
------------------------------------------------------------------------

------------------------------------------------------------------------




B.  Equipment.
    ---------

C.  Domain Names.
    ------------


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CONFIDENTIAL


                                   Exhibit B
                                   ---------

                         SELLER'S WIRING INSTRUCTIONS



Netpliance, Inc.

The Chase Manhattan Bank
Austin, TX

Account Name:      Operating Account

Account Number     9.923E+09

ABA Number:        113000609

                                   Exhibit C
                                   ---------

                                   Timeline


                               TRANSITION PERIOD


                           [FLOW CHART APPEARS HERE]

    EFFECTIVE                OPT OUT DATE                       SUBSCRIBER                     SUBSCRIBER
      DATE                                                      TRANSITION                     TRANSITION
                    The date between the Effective             COMMENCEMENT                     END DATE
The date of this       Date and the Subscriber                     DATE
   Agreement         Transition Commencement Date                                          The date on which the
                     specified in Seller's notice      The date on which the transfer     transfer of Subscribers
                    to Subscribers as described in      of Subscribers from Seller's     from Seller's systems onto
                    Section 2.1.2 of this Agreement    system onto EarthLink's system      EarthLink's systems is
                                                                  begins.                 completed and EarthLink
                                                                                         begins to provide Internet
                                                                                        services to such Subscribers.



                                                               FIRST PAYMENT                                FINAL PAYMENT

                                                      Promptly after Seller's Subscriber            EarthLink shall determine the
                                                     database is merged into EarthLink's        number of actual Qualified Members
                                                     subscriber database, EarthLink shall        after two monthly billing cycles.
                                                        pay one half of the estimated           After that determination, EarthLink
                                                           Purchase Price to Seller            shall pay the balance of the Purchase
                                                                                                          Price to Seller

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